Exhibit  (28) a
                       Company No: 3006387







                      Meteor Technology plc
              (formerly Telecom Credit Europe PLC)

                       Report and Accounts
                          May 31, 1997
                    (in British Pounds)

REPORT OF THE AUDITORS TO THE MEMBERS OF METEOR TECHNOLOGY plc
(formerly Telecom Credit Europe PLC)

We have audited the accounts on pages l2 to 43, which have been prepared under the historical cost convention and on the basis of the accounting policies set out on pages 17 to l9.

Respective responsibilities of directors and auditors

As described on page 8 the company's directors are responsible for the preparation of the accounts. It is our responsibility to form an independent opinion, based on our audit, on those accounts and to report our opinion to you.

Basis of opinion

We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the accounts. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the accounts, and of whether the accounting policies are appropriate to the group's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the accounts are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the accounts.

Fundamental uncertainties

In the light of the group's results for the year, we draw your attention to Note 1 which explains the circumstances and considerations the directors have taken into account in preparing the accounts. In view of the significance of the inherent uncertainty surrounding the future level of trading and profitability of the group, we consider it should be drawn to your attention but our opinion is not qualified in this respect.

We also draw to your attention the uncertainty in connection with the carrying value of investments in and amounts due from, certain subsidiaries in the company's balance sheet. as explained in Note 1. If these assets were to be written down, this would reduce the company's profit for the year and its net assets by up to 1,080,000 British pounds. We consider this uncertainty to be of such significance to draw it to your attention, but our Opinion is not qualified in this respect.

As shown in Note 12(a), the carrying value of the group's listed investment exceeded their market value at the year end by 128,000 British pounds. Although it is not the directors' intention to dispose of these shares, we consider the uncertainty surrounding their carrying value should be brought to your attention. However, our opinion is not qualified in this respect.

REPORT OF THE AUDITORS
TO THE MEMBERS OF METEOR TECHNOLOGY plc
(formerly Telecom Credit Europe PLC)
(continued)

Opinion

In our opinion the accounts give a true and fair view of the state of affairs of the company and of the group as at May 31, 1997 and of the loss of the group for the year then ended led and have been properly prepared in accordance with the Companies Act 1985.


BDO Stoy Hayward
Chartered Accountants
Registered Auditors
London

October 30, 1997

METEOR TECHNOLOGY plc
(formerly Telecom Credit Europe PLC)

GROUP PROFIT AND LOSS ACCOUNT
FOR THE YEAR ENDED MAY 31, 1997

                                                            Restated
                                                              Period
                                                                  to
                                                             May 31,
                                   Continui            1997     1996
                                   ng
                                   operatio
                                   ns
                                   Ongoing            Total    Total
                                   Acquisit
                                   ions
                             Notes     '000     '000   '000     '000

Turnov                           2    2,766    1,123  3,889       25
er
  Cost                                  330    1,024  1,354       19
    of
 sales
  Cost                           4    1,379        -  1,379      207
    of
 sales
     -
except
 ional
 items
                                   -------- -------- ------- --------
                                         --               -
 Gross                                1,057       99  1,156    (201)
profit
/(loss
     )
                                   -------- -------- ------- --------
                                          -               -

Distri                                  834      624  1,458      170
bution
   and
admini
strati
    ve
expens
    es
Distri
bution
   and
admini
strati
    ve
expens
    es
     -                           4        -        -      -      666
except
 ional
 items
                                   -------- -------- ------- --------
                                                          -
                                        834      624  1,458      836
                                   -------- -------- ------- --------
                                                          -
Operat                           3      223    (525)  (302)  (1,037)
   ing
profit
/(loss
     )
                                   -------- --------

Intere                                                   28        2
    st
receiv
  able
Intere                           6                     (48)      (4)
    st
payabl
     e
                                                     ------- --------
                                                          -
                                                       (20)      (2)
                                                     ------- --------
                                                          -
  Loss                                                (322)  (1,039)
    on
ordina
    ry
activi
  ties
before
taxati
    on

Taxati                           7                        -        -
 on on
ordina
    ry
activi
  ties
                                                     ------- --------
                                                          -
  Loss                                                (322)  (1,039)
   for
   the
financ
   ial
  year

  Loss                           8                   0.53    11.56
   per                                               pence   pence
ordina
    ry
 share




The notes on pages 17 to 43 form part of these accounts

METEOR TECHNOLOGY plc
(formerly Telecom Credit Europe PLC)

GROUP STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES
FOR THE YEAR ENDED MAY 31, 1997

                                            Restated
                                              period
                                                  to
                                             May 31,
                                       1997     1996
                                       '000     '000

 Total                                  322    1,039
recogn
  ised
  loss
   for
   the
financ
   ial
  year

 Prior                                  603
  year
adjust
  ment
    as
explai
ned in
  note
  4(d)
                                   --------
 Total                                  925
  loss
recogn
  ised
 since
  last
annual
report


The notes on pages 17 to 43 form part of these accounts

METEOR TECHNOLOGY PLC
(formerly Telecom Credit Europe PLC)

GROUP BALANCE SHEET AT MAY 31, 1997

                                                        Restated
                                      Notes         19971996
                                             '000   '000'000
Fixed assets
Tangible assets                11            238      30
Investments                    12            500       -
                                                  ------------
                                              738      30

                                Current assets:
  Stocks                       13    69              80
  Debtors                      14   221              48
  Cash at bank and in hand          829             153
                                             --------       -----
---
                                              1,119           281
                                Creditors: amounts falling
 due within one year            15  (1,230)         (242)
                                               --------     -----
---
Net current
 (liabilities)/assets                        (111)     39
                                            -----   --------
Total assets less current
 liabilities                                  627     69

Creditors: amounts falling due after
  more than one year         16             (535)   (12)
                                             -----  -------
                                                               92
57

Capital and reserves:
  Called up equity share ]
   capital:                    20
     Issued                                                   714
113
     Committed      but      unissued                           -
18
  Share premium account:       21
     Issued                                  2,122       756
     Committed but unissued                     -        837
  Other reserves               21          (1,383)     (628)
  Profit and loss account      21          (1,361)   (1,039)
                                                          -------
-                               -------
                                 Equity  shareholders' funds   21
92                                       57


Approved by the Board on October 30, 1997 and signed on its behalf by

D Wettreich
Director
The  notes on pages 17 to 43 form part of these accounts.

METEOR TECHNOLOGY plc
(formerly Telecom Credit Europe PLC)

BALANCE SHEET AT MAY 31, 1997
                                                        Restated
                                      Notes         19971996
                                             '000   '000'000
Fixed assets:
  Tangible assets             11                 2    -
  Investments                 12           1,913    650
                                                  ------------
                                                            1,915
650

                                Current assets:
  Debtors                           408              38
  Cash at bank and in hand     14   816             152
                                                   -------- -----
---
                                         1,224       190
                                Creditors: amounts falling
 due within one year            15  (247)(138)
                                -------- --------
Net current (liabilities)/assets               977     52
                                             ------    ----
Total assets less current liabilities        2,892     702

Creditors: amounts falling
 due after more than one year  16             (500)      -
                                                               --
---                            --------
                                                            2,392
702

Capital and reserves:
  Called up equity share
   capital:                    20
     Issued                                 714      113
     Committed but unissued                   -       18
  Share premium account:       21
     Issued                               2,122      756
     Committed but unissued                  -       837

  Profit and loss account      21        (444)  (1,022)
                                                         --------
-------
                                 Equity  shareholders' funds   21
2,392                           702



Approved by the Board on October 30, 1997 and signed on its behalf by

D Wettreich
Director
The  notes on pages 17 to 43 form part of these accounts

METEOR TECHNOLOGY PLC plc
(formerly Telecom Credit Europe PLC)

GROUP STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED MAY 31, 1997

                                     Notes     1997        1996
                                      '000      '000       '000


Net cash outflow for operating
 activities                            3(c)         (1,687) (148)

Returns on investments and
 servicing of finance:
 Interest received                            28              2
 Interest paid                         6      (5)            (3)
 Interest element of finance
  lease rental payment                 6      (2)            (1)
                                               ---       --------
Net cash outflow for returns
 on investments and servicing
 of finance                                      21          (2)

Capital expenditure and
 financial investment:
 Purchase of current asset investment            -          (363)
 Purchase of tangible fixed assets              (106)          -
 Receipts from sale of tangible
  fixed assets                                   (4)           -
 Purchase of distribution agreement               -            (7)
                                              --------   ---------
Net cash outflow for capital
 expenditure and financial
 investment                                     (102)        (370)

 Acquisitions and disposals:
Purchase     of     subsidiary
        undertakings                  23(a)     (220)           -
Net cash balances acquired
  with subsidiaries                   23(a)     1,046          (17)
                                                -----         ----
Net cash outflow for acquisitions
 and disposals                                      826     (17)

Financing
 Issue of ordinary share capital       20(c)    155          669
 Issue of loan stock                   18(b)  1,500          -
 Repayments of capital elements
  of finance lease rentals             17(b)     (9)         -
 Repayment of long term loan                     (6)         -
                                             ------      ------
Net cash inflow from financing                1,640         669
                                             ------      ------
Increase in cash in the period        26        698         132


The  impact  of the purchase of subsidiary undertakings  on  cash flow,  reconciliation  to  net  funds  and  details  of  material non-cash  transactions  are set out  at  notes  23,  26,  and  27 respectively.


The notes on pages 17 to 43 form pan of these accounts

METEOR TECHNOLOGY plc
(formerly Telecom Credit Europe PLC)

NOTES TO THE ACCOUNTS AT MAY 31,1997

1. Accounting policies

Accounting convention

The accounts are prepared under the historical cost convention and in accordance with applicable accounting standards.

Despite the losses sustained during the year, particularly in the payphones business, the directors are confident that the new
DigiPhone  products,  together with  the  reorganization  of  the payphones  businesses so that their trading  performance  can  be improved will provide the group with an opportunity to demonstrate its profitability. They consider the group has sufficient cash resources to enable this stage to be reached, and accordingly have prepared the accounts on a going concern basis.

Accordingly, and despite the level of losses that certain subsidiaries have sustained which has resulted in them having net liabilities at May 31, 1997, the directors consider that any reduction in the 700K British pound value of the investments in, and the 380K British pound due from, those subsidiaries in the company's balance sheet is of a temporary nature, and that it is thus not appropriate for them to be written down.

Basis of consolidation

The group accounts consolidate the accounts of Meteor Technology plc and all its subsidiary undertakings drawn up to May 31. No profit and loss account is presented for Meteor Technology plc as permitted by section 230 of the Companies Act 1985.

The subsidiary undertakings acquired during the period have been included in the group accounts using the acquisition method of accounting. Accordingly, the group profit and loss account and cash flow statement include the results and cash flow of DigiPhone Europe Limited and Paragon Investment Holdings Limited and its subsidiary undertakings from their acquisition on August 12, 1996 and August 15, 1996 respectively. The purchase consideration has been allocated to assets and liabilities on the basis of fair value at the date of the acquisition.

Advantage has been taken of the merger relief offered by section 131 of the Companies Act 1985 in respect of consideration received in excess of the nominal value of the shares issued in connection with the acquisition of DigiPhone Europe Limited and Paragon Investment Holdings Limited.

Telecredit Telekommunications GmbH, a wholly owned subsidiary undertaking incorporated in Germany has not been consolidated, as it was held for resale and on July 10, 1996 it was sold in exchange for a 10% shareholding in RC Telecom Limited, a company incorporated in the Isle of Man.

Goodwill

Purchased and consolidation goodwill is charged directly against reserves. This is a change in accounting policy for the group in 1997 to give a fairer presentation of the results and of the financial position of the group.

METEOR TECHNOLOGY plc
(formerly Telecom Credit Europe PLC)

NOTES TO THE ACCOUNTS AT MAY 31, 1997
(continued)

   1.Accounting policies
   (continued)

In the May 31, 1996 accounts, goodwill was capitalised and was being amortised over 4 years. The impact of the change in accounting policy is to reduce the loss for the period to May 31, 1996 by writing back 25K British pounds of amortisation to the profit and loss account offset by the creation of another reserve (see note
4(d)). The impact of this change in accounting policy on the accounts for the year to May 31, 1997, assuming an estimated useful life of 20 years for the subsidiaries acquired, is to reduce the loss by 1,047K British pounds.

If a subsidiary, associate or business is subsequently sold or closed, any goodwill arising on acquisition that was written off directly to reserves or that has not been amortised through the profit and loss account is taken into account in determining the profit or loss on sale or closure.

Depreciation

Depreciation is provided on all tangible fixed assets at rates calculated to write off the cost, less estimated residual value, of each asset evenly over its expected useful life, as follows:

Payphones                -    over length of contract, up to five
years
Computer equipment            -    3 years straight line
Fixtures and fittings              -    20% reducing balance
Motor vehicles                -    25% reducing balance

Stocks

Stocks are stated at the lower of cost incurred in bringing each product to its present location and condition and net realisable value, as follows:

Goods  for  resale              -    purchase cost on a first-in,
first-out basis

Net realisable value is based on estimated selling price less any further costs expected to be incurred to completion and disposal.

Recognition of profits on leased payphones

Certain subsidiary undertakings have entered into agreements with finance houses in respect of payphones which are subleased by the finance house to customers. Net income from the leasing agreements is credited to the profit and loss account so as to spread any profit arising equally over the period of the lease between the customer and the finance house.

Deferred taxation

Deferred taxation is provided using the liability method on all timing differences which are expected to reverse in the future without being replaced, calculated at the rate at which it is estimated that the timing differences will reverse. Advance corporation tax which is expected to be recoverable in the future is deducted from the deferred taxation balance.

METEOR TECHNOLOGY plc
(formerly Telecom Credit Europe PLC)

NOTES TO THE ACCOUNTS AT MAY 31, 1997
(continued)

1.     Accounting policies
   (continued)

Software distribution rights

The values of software distribution rights purchased are reviewed periodically. Provision is made where there has been a permanent diminution in the value of these rights.

Foreign currencies

Transactions in foreign currencies are recorded at the rate ruling at the date of the transaction or at the contracted rate if the transaction is covered by a forward exchange contract. Monetary assets and liabilities denominated in foreign currencies are retranslated at the rate of exchange ruling at the balance sheet date or if appropriate at the forward contract rate. All differences are taken to the profit and loss account.

Leasing and hire purchase commitments

Assets held under finance leases and hire purchase contracts are capitalised in the balance sheet and are depreciated over their useful lives. The interest element of the rental obligations is charged to the profit and loss account over the period of the lease and represents a constant proportion of the balance of capital repayments outstanding.

Rentals paid under operating leases are charged to income on a straight line basis over the lease term.

2.   Turnover

Turnover represents the amounts derived from the provision of goods and services which fall within the group's ordinary activities, all of which are continuing, stated net of value added tax.

The group operates in the telecommunications market and an analysis of its turnover by geographical market is as follows:

Restated
                                             1997      1996
                                             '000      '000

USA                                          2,500        -
UK                                           1,370       25
Rest of Europe                                  19        -
                                             -------   ------

                                             3,889        25

METEOR TECHNOLOGY plc
(formerly Telecom Credit Europe PLC)

NOTES TO THE ACCOUNTS AT MAY 31, 1997
(continued)

   3.Operating loss

   (a)This is stated after charging:            Restated
                                                    19971996
                                                    '000'000

         Auditors' remuneration - audit services      402
     Auditors' remuneration - non-audit services       6-
             Directors' remuneration (see below)     16557
              Depreciation of owned fixed assets      605
              Depreciation of assets held under
     finance leases and hire purchase
     contracts                                 6       1
               Operating lease rentals-plant and
     machinery                               184       1
                             -land and buildings      6511

The auditors also received fees of 17K British pounds in respect of the circular on the reversal of DigiPhone Europe Limited into the company. These costs have been included as part of the investment cost and not expensed to the profit and loss account.

b) Directors' remuneration

                                        Restated
                              1997      1996
                              '000      '000

Fees                            78      57
Other emoluments                87      -
                              ----      ----
                              165       57

Full details of the share options held by the directors are set out in the directors' report. No options were exercised by the directors during the period.

There are no long term incentive schemes in place for directors.

The company has made no contributions to directors' pension scheme.

METEOR TECHNOLOGY plc
(formerly Telecom Credit Europe PLC)

NOTES TO THE ACCOUNTS AT MAY 31, 1997
(continued)

   3.Operating loss
       (continued)

(c) Reconciliation of operating loss and net cash outflow from operating activities:

Restated
                                                  1997      1996
                                                  '000      '000

Operating loss                                    (302) (1,037)
Depreciation                                        66       6
Loss on disposal of tangible fixed assets            9       1
Exceptional write off (non-cash
  transaction - see note 27(i))                  1,304     845
Sale of rights (non-cash transaction
  - see note 27(ii))                            (2,500)     -
Decrease/(increase) in debtors                      23      (11)
(Decrease)/increase in creditors                  (322)      46
Decrease in stocks                                  35        2
                                             -------  -----
Net cash outflow from operating activities      (1,687)    (148)

   4.Exceptional items

                                                          Restated
                                                  1997      1996
                                                  '000      '000
Cost of sales:
 Write off of distribution rights
   purchased (see notes (a) and (b))              1,379     207
                                                  ------    -----
Distribution and administrative expenses:
   Provision for diminution in value
    of German subsidiary (see note (c))              -      63
 Restatement for fundamental errors (see note (d))   -      603
                                                  -----   -----
                                                     -      666

(a) Exceptional item current year

During the year Meteor Technology plc acquired the rights to distribute DigiPhone internet telephony software in the UK, Ireland and the Rest of the World (i.e. excluding the USA, Canada and Rest of Europe) for 1.379M British pounds. These costs have been written off in full during the year as part of cost of sales.

METEOR TECHNOLOGY plc
(formerly Telecom Credit Europe PLC)

NOTES TO THE ACCOUNTS AT MAY 31, 1997
(continued)

4. Exceptional items
    (continued)

The rights to distribute this software in Europe were acquired by DigiPhone Europe Limited prior to its acquisition by the company and therefore the group now holds the distribution rights for the software on a worldwide basis excluding the USA and Canada.

(b)   Exceptional item prior year

In December 1995, 400,000 ordinary shares were allotted for 200,000 British pounds at 5p per share, fully paid, upon the company entering into a distribution agreement with Firecrest Group Plc. The costs incurred in obtaining the distribution agreement have been written off to the profit and loss account.

(c )  Exceptional item prior year

The company owned the whole of the issued share capital of Telecredit Telekommunications GmbH, a company incorporated in Germany. A provision of 63K British pounds was made for diminution in value at May 31, 1996.

(d) Prior year adjustments - restatement for fundamental errors

                                     Profit  Other
                                        and
                                       loss reserv
                                    account     es
                                       '000   '000

Provision for
further diminution in          (i)    (300)      -
 value of
German subsidiary
Provision
   for rent
guarantee
omitted
   in error                   (ii)     (70)      -

Provis                       (iii)    (205)      -
   ion for
professional fees
omitted in error
Other                                  (53)      -
Change                        (iv)       25  (628)
    in accounting
policy for goodwill
                                   -------- ------
                                                 -
                                      (603)  (628)

(i) As referred to in (c) above the company owned the whose of the issued share capital of Telecredit Telekommunications GmbH. This investment was exchanged for 100,004 ordinary shares in RC Telecom Limited on July 10, 1996. Following enquiry by the new directors it became apparent that this investment, which represents 10 per cent of that company's share capital, was worthless at the date or acquisition. Accordingly a further provision for diminution in value of 300K British pounds has been included in the restated figures.

METEOR TECHNOLOGY plc
(formerly Telecom Credit Europe PLC)

NOTES TO THE ACCOUNTS AT MAY 31, 1997
(continued)

4.   Exceptional items
      (continued)

(ii)       The  company provided a rent guarantee to the landlord
  of the premises occupied by Telecredit Telekommunications GmbH.
  These  premises were vacated in early 1996 leaving rent arrears
  and  therefore  the  landlord called the  tent  guarantee.   No
  provision for these costs was accrued at May 31, 1996. A settlement of 70K British pounds has been reached with the landlord and a provision for this amount has been included in the restated figures.

(iii) A fee of 205K British pounds was payable to Vivian Gray Nominees in respect of a fee relating to Telecredit Telekommunications GmbH.
  While shares in settlement of this fee had been committed but not issued at May 31, 1996, this was not recorded in the company's accounts.

(iv)        The   accounting  policy  for  goodwill  arising   on
  acquisition or on consolidation has been changed to a policy of charging it against reserves. Accordingly amortisation, 25K British pounds expensed in the period to May 31, 1996 has been written back to the profit and loss account for that period and 628K British pounds charged to reserves.

   5.Staff costs

                                            1997   1996
                                            '000  '000

 Wages and                                  287     73
salaries
Social security                              28      1
 costs
 Other pension                                2      1
 costs
                                          ------ ------
                                               -      -
                                             317     75

The average
number of employees,
including executive
directors, during the
  year was as
follow s:

                                            1997   1996
                                             No.    No.

 Sales                                        10      2
   and
marketing
Management                                    10      6
 and administration
                                          ------ ------
                                               -      -
                                              20      8

METEOR TECHNOLOGY plc
(formerly Telecom Credit Europe PLC)

NOTES TO THE ACCOUNTS AT MAY 31, 1997
(continued)

   6.Interest payable

                                                  1997      1996
                                                  '000      '000

Bank loans and overdrafts and other loans      5       3
Loan stock interest                          41        -
Finance charges payable under finance
 leases and hire purchase contracts            2       1
                                             ---       --
                                             48        4

7.  Taxation on ordinary activities

Subject to agreement with the Inspector of Taxes, losses of approximately 4m British pounds were available as at May 31, 1997 to carry forward against future profits.

8.   Loss per ordinary shares

The loss per share of 0.53 pence has been calculated by dividing the loss after tax of 322K British pounds by 60,394,391 shares being the weighted average number of shares in issue during the year.

The restated 1996 loss per share of 11.56 pence has been calculated by dividing the restated loss after tax of 1,039K British pounds by 8,986,406 shares, being the weighted average number of shares in issue during that year.

    9.Profit/(loss) attributable to the members of the parent company

The profit dealt with in the accounts of the parent company was 578K British pounds (restated 1996: loss 1,022K British pounds).

10. Dividends

No dividends were paid during the year nor have been recommend.

METEOR  TECHNOLOGY plc
(formerly Telecom Credit Europe PLC)

NOTES TO THE ACCOUNTS AT MAY 31, 1997
(continued)

11.  Tangible fixed assets

                                                 Fixtures
                      Motor Computer               and
                    vehicles equipment Payphones fittings Total

                       '000     '000     '000     '000   '000

Cost:
    At                   24       10      125       22    181
  June 1, 1996
                          -       27      141       36    204
Acquisition of
subsidiaries
                         13       29       63       44    149
Additions
                        (5)     (11)     (27)     (22)   (65)
Disposals
                     ------ -------- --------  ------- ------
At May 31,               32       55      302       80    469
  1997
                     ------ -------- --------  ------- ------
Depreciation:

 At June 1,              6        6      125       14    151
 1996
                          -        -       54        -     54
Acquisition
of subsidiaries
                          8       14       34       10     66
Additions
                        (4)      (7)     (14)     (15)   (40)
Disposals
                     ------ -------- --------  ------- ------
At May 31,              10       13      199        9    231
  1997
                     ------ -------- --------  ------- ------
Net book
value:
At May 31,              22       42      103       71    238
  1997

At June 1,              18        4        -        8     30
  1996

The net book value of tangible fixed assets includes 40K British pounds (1996: 18K British Pounds) in respect of assets held under finance leases and hire purchase contracts.

METEOR TECHNOLOGY plc
(formerly Telecom Credit Europe PLC)

NOTES TO THE ACCOUNTS AT MAY 31, 1997
(continued)

   11.Tangible fixed assets
    (continued)

                                       Company
                                       Computer
                                       Equipment        Total
                                        '000             '000

 Cost:
   At June 1, 1996                           -              -
   Additions                                 2              2
                                        --------       -------
   At May 31, 1997                           2              2
                                        -------        -------
 Depreciation
 At June 1, 1996
 and May 31, 1997                           -                -
                                        --------       -------
Net book value:
   At May 31, 1997                           2              2

   At June 1, 1996                           -              -


METEOR TECHNOLOGY plc
(formerly Telecom Credit Europe PLC)

NOTES TO THE ACCOUNTS AT MAY 31, 1997
(continued)

12. Investments

(a) Group

                                1997   1996
                                '000   '000

 Fixed                           500      -
 asset
invest
 ments

                       Listed
                       on the
                           US Unlist  Total
                       NASDAQ     ed
                         '000   '000   '000

Cost:
    At                      -    363    363
  June
    1,
  1996
                          500      -    500
Additi
   ons
                     -------- ------ ------
    At                    500    363    863
   May
   31,
  1997
                     -------- ------ ------

Amounts
provided:
    At                      -     63     63
  June
    1,
  1996
                            -    300    300
Restatement
                     -------- ------ ------
As                         -    363    363
restated
                            -      -      -
Provided
during the
  year                 -------- ------ ------
    At                      -    363    363
   May
   31,
  1997
                       -------- ------ ------
   Net
  book
value:
    At                    500      -    500
   May
   31,
  1997

    At                      -      -      -
  June 1,
  1997 as
restated

The market value of the listed investments at May 31, 1997 was 372,139 British pounds. If they had been sold at this value there would have been no liability to corporation tax as there would be no capital gain arising from the sale.

The unlisted investment is in respect of an investment in 10 per cent of the issued share capital of RC Telecom Limited.

METEOR TECHNOLOCY plc
(formerly Telecom Credit Europe PLC)

NOTES TO THE ACCOUNTS AT MAY 31, 1997
(continued)

12.   Investments
   (continued)

(b)  Company

                                        Other    Other
                          Subsidiary investments invest-
                                                 ments
                            undertak (listed)  (unlist  Total
                                ings               ed)
                                '000     '000     '000   '000
Cost:
    At                           650        -      363  1,013
  June
    1,
  1996
                                 763      500        -  1,263
Additions
                            -------- --------  ------- ------
    At                         1,413      500        -  2,276
May 31, 1997
                            -------- --------  ------- ------

Amounts
provided:
    At                             -        -      363    363
June 1, 1996
and May 31, 1997
                            --------  -------  ------- ------
Net Book value
  At May 31,                   1,413      500        -  1,913
  1997

  At June 1,                     650        -        -    650
  1997
  as restated

See further details of the listed and unlisted other investments in the group investment note.

(b) Subsidiary undertakings acquired in the period

On August 12, 1996 DigiPhone Europe Limited ("DigiPhone") was acquired in exchange for consideration of 21,626,326 British pounds payable by way of issuing 52,285,714 ordinary 1 pence shares at a fully paid price of 41 pence each and cash of 189K British pounds(See not 23(a)).

On August 15, 1996 Paragon Investment Holdings Limited ("Paragon") was acquired in exchange for consideration of 790,334 British pounds payable by way of issuing 2,000,000 ordinary 1 pence shares at a fully paid price of 38 pence each and cash of 30K British pounds. (See note 23(a)).

During the year the company invested in 4 new subsidiary companies for cash of 1K British pounds. These companies were dormant throughout the year.

METEOR TECHNOLOGY plc
(formerly Telecom Credit Europe PLC)

NOTES TO THE ACCOUNTS AT MAY 31, 1997
(continued)

12.   Investments
   (continued)

(c) Details of the principal operating subsidiaries are:

                                      Propor-
                                       tion
                  Country of             of
                                     voting
Name of         registration          rights Nature of
                                        and
company                  and  Holding  share business
                   operation            held
-----------------------------------------------------------

DigiPhone            England Ordinary  100%  Software
International
Limited
                   and Wales   shares       distribution

DigiPhone            England Ordinary  100%  Software
Europe Limited
                   and Wales   shares       distribution

The Public           England Ordinary  100%  Software
Telephone
   Company         and Wales   shares       distribution
Limited

Paragon              England Ordinary  100%  Software
Investments
Holdings
   Limited         and Wales   shares       distribution


Paragon              England Ordinary  100%  Software
Payphones
Limited
                   and Wales   shares       distribution
                                    +

Paragon Leasing      England Ordinary  100%  Software
Limited
                   and Wales   shares       distribution
                                    +

Meteor               England Ordinary  100%  Software
Payphones
Limited
                   and Wales   shares       distribution

+ Held by a subsidiary undertaking

13.  Stocks

                                              Group        Company
                                             Restated     Restated
                                       1997    1996   1997   1996
                                       '000    '000   '000   '000

 Goods                                   69      80      -      -
   for
resale

The difference between the purchase price of stocks and their replacement cost is not material.

METEOR TECHNOLOGY plc
(formerly Telecom Credit Europe PLC)

NOTES TO THE ACCOUNTS AT MAY 31, 1997
(continued)

14.   Debtors

                                              Group       Company
                                             Restated    Restated
                                       1997    1996  1997    1996
                                       '000    '000  '000    '000

 Trade                                   42      18     -       -
debtors
Amounts                                   -       -   380      20
due from
subsidiary
undertakings
 Other                                   81      24     9      13
debtors
Prepayments                              98       6    19       5
 and accrued
income
                                     -------  ------ ------  ------
                                        221      48   408      38

Included within debtors are amounts of 60K British pounds in the group accounts and 380K British pounds in the company accounts due after one year. The amount in the group accounts includes an amount of 39K British pounds over which a charge exists.

15.   Creditors amounts falling due within one year

                                              Group       Company
                                             Restated    Restated
                                       1997    1996  1997    1996
                                       '000    '000  '000    '000

  Bank                                    -      22     -       -
overdraft
 Other loans                             10       -     -       -
 Trade                                  376      60     -       -
creditors
Corporation                               -       -     -       -
 tax
Amounts                                   -       -   123       -
 due to
subsidiary
undertakings
 Other                                   80       7    36       -
 taxes and social
security costs
Obligations
 under finance
leases and                               14       5     -       -
hire purchase
contracts
 (note 17)
 Other                                  117       -     -       -
creditors
Accruals                                633     148    88     138
and deferred
income
                                     -------  ------ -----  ------
                                      1,230     242   247     138

METEOR TECHNOLOGY plc
(formerly Telecom Credit Europe PLC)

NOTES TO THE ACCOUNTS AT MAY 31, 1997
(continued)

16.  Creditors: amounts falling due after more than one year

                                              Group       Company
                                             Restated    Restated
                                       1997    1996  1997    1996
                                       '000    '000  '000    '000

 Other                                   10       -     -       -
 loans
Obligations
 under finance
leases and                                25      12     -       -
  hire purchase
contract (note 17)
   10%                                  500       -   500       -
unsecured
loan stock
 1997-2007
 (note 18)
                                     -------  ------ ------  ------

                                         535      12  500          -


17.  Obligations under finance leases and hire purchase contracts

(a)  The maturity of these amounts is as follows:

                                              Group       Company
                                             Restated    Restated
                                       1997    1996  1997    1996
                                       '000    '000  '000    '000

Amounts
payable:
                                         18       7     -       -
within one
  year                                    27      14     -       -
between two
  to five
 years
                                      ------  ------ -----  ------
                                         45      21     -       -

 Less:
Finance
charges
allocated to                            (6)     (4)     -       -
future periods
                                     ------  ------ ------  ------

                                         39      17     -       -

Finance
leases are
analysed as
follow s:
                                         14       5     -       -
Current obligations
 (note 15)
   Non-                                   25      12     -       -
current obligations
 (note 16)
                                        -----   -----   ---- -----
                                         39      17     -       -

The outstanding lease and hire purchase obligations are secured on the assets the financing relates.
METEOR TECHNOLOGY plc
(formerly Telecom Credit Europe PLC)

NOTES TO THE ACCOUNTS AT MAY 31, 1997
(continued)

17.  Obligations under finance leases and hire purchase contracts

(b) Analysis of changes in finance leases and hire purchase contracts during the current and previous years:

                                      Group         Company
                                   Restated         Restated
                              1997     1996    1997    1996
                              '000     '000    '000    '000

At                              17        -       -       -
June 1
Inception of                    31       17       -       -
finance
 lease contracts
Capital                         (9)        -       -       -
element of
finance
 lease contracts
                            -------- -------- ------- -------
                                39       17               -


18.   Unsecured loan stock

(a) 500,000 British pounds of unsecured loan stock was issued for cash on May 20, 1997. It bears interest at 10 per cent per annum accruing on a day to day basis but payable annually in arrears. The principal sum will be redeemed by or on May 21, 2007.

The loan stock is unsecured; however, it becomes immediately repayable on the appointment of a receiver, a winding up resolution or if the company becomes unable to pay its debts as they fall due.

(b) Details of loan stock and convertible loan stock issued and redeemed during the year are as follows:
c

                                       Loan Convertible
                                      stock     loan  Total
                                               stock
                                       '000     '000   '000

Issued                                    -    1,304  1,304
in exchange for
distribution
rights Issued                           500    1,000  1,500
in exchange for
cash
Cancelled as                               -  (2,000) (2,000)
part consideration for
  sale of software
rights  (see  note 27 (ii))
Converted to                               -    (304)  (304)
 share capital (see
  note 27 (iii))
                                   -------- -------- -------

Outstanding                            500        -     500
at May 31, 1997

METEOR TECHNOLOGY plc
(formerly Telecom Credit Europe PLC)

NOTES TO THE ACCOUNTS AT MAY 31, 1997
(continued)

19. Provisions for liabilities and charges

There was no requirement for a provision for deferred taxation in the accounts for 1997 or 1996 and there were no amounts not provided for.

20. Called up share capital

(a)

                                                      Rest
                                                      ated
                              1997        1996  1997  1996
                               No.         No.   000   000

Authorised
                       100,000,000  20,000,000 1,000   200
Ordinary
shares of
1p each

Allotted,
called up and
 fully paid:
                        71,426,223  11,317,612   714   113
Ordinary
shares of 1p
each Committed
 but unissued
 share capital:
                                  -   1,800,000    -     18
Ordinary
shares of 1p
each                                              714   131

On  August  5, 1996, the authorised share capital of the  company was  increased  from 20 million 1 pence shares to 100  million  1 pence shares.

During the year the following issues of share capital took place:

(i) In July 1996 the committed but unissued shares at May 31, 1996 were issued as follows

*500,000 committed but unissued ordinary 1 pence shares were issued at 41 pence per share as deferred consideration for the purchase of Telecredit Telekommunications GmbH

*1,300,000 committed but unissued ordinary 1 pence shares were issued at 50 pence per share to Global Telecom Overseas Incorporated, 500,000 a the initial purchase consideration and 800,000 as the deferred consideration for the purchase of The Public Telephone Company Limited.

(ii) In July 1996, 1,374,440 warrants were exercised, 1,374,440 or ordinary 1 pence shares were issued for cash at 4.929 pence each.

(iii) In August 1996, 52,285,714 ordinary 1 pence shares were issued at 41 pence per share on the acquisition of DigiPhone Europe Limited (see notes 11 (b) and23(a)).

METEOR TECHNOLOGY plc
(formerly Telecom Credit Europe PLC)

NOTES TO THE ACCOUNTS AT MAY 31, 1997
(continued)

20.  Called up share capital
       (continued)

(iv) In August 1996, 2,000,000 ordinary 1 pence shares were issue at 38 pence per share on the acquisition of Paragon Investments Holdings Limited (see notes 11 (b) and 23(a)).

(v) In November 1996, 800,000 ordinary 1 pence shares were issued at 38 pence per share in exchange for the conversion of loan stock issued to Camelot ( Corporation (see note 27(iii)).

(vi)       In March 1997, 1,498,457 ordinary 1 pence shares were issued  at
  8.5 pence per share in payment of interest and other expenses amounting in total to 127K British pounds due to Camelot Corporation.

(vii) In March 1997, 350,000 ordinary 1 pence shares were issued 20 pence per share in settlement of a provision for rent arrears and an ongoing premises obligation claim by the landlords of the property previously occupied by Telecredit Telekommunications GmbH.

All share issues took place at the market value of the shares on the day of issue of the share accept for (ii) and (vii). The market value per share on the date that he warrants were issued was 51 pence and the market value on the date that the shares were issue in settlement of the rent arrears was
8.5 pence.

After the year end, on June 25, 1997, the issued share capital of 71, 26,223 ordinary share of 1 pence each was consolidated into 7,142,622 ordinary shares of 10 pence each.

(b) Options

At May 31, 1997, options granted over ordinary shares outside any approved or unapproved schemes were outstanding as shown below:

Number of shares    Price per share               Exercise period
                     British pounds
362,500             0.20           Between April 1, 1995 and March 31, 1998
571,428             0.2625         Between May 23, 1998 and April 23, 2003
150,000             0.21           Between November 12, 1998 and
                                     November 11, 2003

METEOR TECHNOLOGY plc
(formerly Telecom Credit Europe PLC)

NOTES TO THE ACCOUNTS AT MAY 31, 1997
(continued)

20. Called up share capital
   (continued)

(c) Analysis of changes in share capital (including share premium) during the current and previous years:

                                     Restated
                                1997    1996
                                '000    '000

At                             1,724       -
June 1
                                 155     669
Net cash
inflow  from
financing
                                 957     200
Shares issued
   for non- cash
consideration
                                   -     855
Shares committed
   but unissued
                            -------- -------
At May                         2,836   1,724
31, 1997

(d) Warrants

During the year 1,374,440 warrants were exercised leaving 1,930,060 warrants in issue. Each warrant entitles the holder to subscribe for one ordinary share at a price of 4.929p per ordinary share at any time from July 1 to July 31 in any of the years 1996 to 2001 inclusive.

Since the year end, the warrants have been revised to reflect the consolidation of the shares. 193,006 warrants are in issue with a share price of 49.2 pence per ordinary share.

METEOR TECHNOLOGY plc
(formerly Telecom Credit Europe PLC)

NOTES TO THE ACCOUNTS  AT MAY 31, 1997
(continued)

21. Reconciliation of equity shareholders' funds and movements on reserves

  Company

                                              Profit   Total
                       Share  Share    Other    and  shareholders'
                     capital premium  reserve account   funds
                          000   000      000     000     000

 At                      126  1,393        -   (436)   1,083
previously
reported

Prior year
restatement
                           5   200      (628)  (603) (1,026)
adjustments
   (see note 4(d))
                      ------ -----   ------  ------ -------
Restated                 131 1,593    (628) (1,039)      57
balance
 at May 31,
   1996

 Profit
attributable
 to members
 of the
company                     -     -        -   (322)   (322)

Exercise                  14    54        -       -      68
of warrants

 Shares                  543     -   21,654       -  22,197
 issued on
acquisition

 Less merger                -     - (22,409)       - (22,409)
 relief

Arising on                 18    179       -       -     197
 share issues

 Loan stock                8   296        -       -     304
converted
                      ------ ----- --------  ------ --------
Balance                  714 2,122  (1,383) (1,361)       92
at May 31,
1997

Included in the movement on other reserves is goodwill written off during the year of 22,409K British pounds(Restated 1996: 628K British pounds).

METEOR TECHNOLOGY plc
(formerly Telecom Credit Europe PLC)

NOTES TO THE ACCOUNTS AT MAY 31, 1997
(continued)

21.  Reconciliation of shareholders' funds and movements on reserves
       (continued)

Company

                                              Profit    Total
                      Share    Share   Other     and sharehol
                                                loss    ders'
                     capital  premium reserve account    funds
                        000      000     000     000      000

     As                 126    1,393       -   (394)    1,125
previously
reported

 Prior
 year restatement
                          5      200       -   (628)    (423)
adjustments
   (see note 4(d))
                     ------ -------- ------- -------  -------
Restated
balance
 at May 31,
   1996

 Profit
attributable
to members of                 -        -       -     578      578
 the company

Exercise                     14       54       -       -       68
of warrants

Shares issued                543        -  21,654       -   22,197
on acquisition

   Less                       -        - (21,654)       - (21,654)
merger relief

Arising                  18      179       -       -      197
 on share
 issues

   Loan                   8      296       -       -      304
stock converted
                     ------ -------- -------- ------- --------
Balance                 714    2,122
 at May                                    -   (444)    2,392
31, 1997


METEOR TECHNOLOGY plc
(formerly Telecom Credit Europe PLC)

NOTES TO THE ACCOUNTS AT MAY 31, 1997
(continued)

22.  Share premium account

  Company

                                          Restated
                                    1997    1996
                                      000    000

At                                  1,593      -
June 1
Premium                               529    883
on shares
issued
Premium                                 -    637
on shares
committed
but unissued
 Share                                  -  (127)
 issue costs
Restatement                             -    200
adjustments
                                   ------ ------
At May 31                           2,122  1,593


23.  Acquisition of subsidiary undertakings

(a)   Fair value of assets acquired

The net assets of DigiPhone at the date of acquisition were as follows:

                                       Fair
                                      value
                               Book adjustments  Fair
                              value     nts     value
                               `000    `000      `000

 Fixed                           63       -        63
assets
Debtors                          52       -        52

Cash                          1,041       -     1,041
                            ------- --------    ------
                              1,156       -     1,156
Creditors                     (144)       -     (144)
 due within
 one year
                            ------- --------    ------
 Net                          1,012        -     1,012
assets on
acquisition

Goodwill                                        20,614
arising
  Less                                         (20,914)
merger relief
                                              ---------

                                                  712
Satisfied by:
                                                  523
Shares
allotted -
  at nominal value
                                                  189
Cash
                                            ---------

                                                  712

METEOR TECHNOLOGY plc
(formerly Telecom Credit Europe PLC)

NOTES TO THE ACCOUNTS AT MAY 31, 1997
(continued)

23.   Acquisition of subsidiary undertakings
                   (continued)

The net assets of Paragon at the date of acquisition were as follows:

                                       Fair
                                      value
                             Book   adjustme    Fair
                              value     nts   value
                               `000    `000    `000

 Fixed                          142    (55)      87
assets
Stock                            24       -      24
Debtors                         144       -     144
Cash                              5       -       5
                            ------- -------- -------
                                315    (55)     260

Creditors                     (986)   (263) (1,249)
 due within
 one year

Creditors due in more than     (16)       -    (16)
one year
                            ------- -------- -------
   Net                        (687)   (318) (1,005)
assets
on acquisition

Goodwill                                      1,795
arising
  Less                                        (740)
merger
relief
                                             ------

                                                 50
Satisfied by:
                                                 20
Shares
allotted -
at nominal value
                                                 30
Cash
                                             ------

                                                 50

The fair value adjustments arose due to adjustments to the carrying value of fixed assets and a change in accounting policy for the recognition of profit on the sale of payphones to finance houses, which is now spread evenly over the period to which the finance contract relates.

Details of the consideration given are shown in note 12(a).

(b)                Cash flow impact

The subsidiary undertaking acquired during the year utilised 826K British pounds of the group's net operating cash flows, contri-buted 9K British pounds in respect of net returns on investments and servicing of finance, utilised 96K British pounds in respect of capital expenditure and financial investment and utilised 9K British pounds in respect of financing.

METEOR TECHNOLOGY plc
(formerly Telecom Credit Europe PLC)

NOTES TO THE ACCOUNTS AT MAY 31, 1997
(continued)

23.   Acquisition of subsidiary undertakings
                   (continued)

( c)               Profitability of acquired subsidiaries

DigiPhone made a net loss for the 14 month period May 31, 1997 of 5,614K British pounds (period to March 31, 1996: dormant) of which 5,200K British pounds arose in the period from April 1, 1996 to August 12, 1996. The summarised profit and loss account for the period from April 1, 1996 to the date of acquisition is as follows:

                                        '000

                   Turnover                      -
                   Operating loss                 5,200
                   Loss before and after taxation           5,200

There were no recognised gains or losses in the period ended August 12, 1996 other than the net loss of 5,200K British pounds.

Paragon made a net loss for the 14 month period ended May 31, 1997 of 556K British pounds (year to March 31, 1996 restated loss 360K British pounds) of which 501K British pounds arose in the period from April 1, 1996 to August 15, 1996. The summarised profit and loss account for the period from April 1, 1996 to the date of acquisition is as follows:

                                        '000

                   Turnover                     412
                   Operating loss                 (535)
                   Loss before and after taxation           (501)

There were no recognised gains or losses in the period ended August 15, 1996 other than the net loss of 501K British pounds.

METEOR TECHNOLOGY plc
(formerly Telecom Credit Europe PLC)

NOTES TO THE ACCOUNTS AT MAY 31, 1997
(continued)

24.                Other financial commitments

At May 31, 1997 annual commitments under non-cancellable operating leases were as set out below:

Group

                                    Land and
                                    buildings         Other
                               1997    1996   1997   1996
                               `000    `000   `000   `000

Operating
leases which
expire:
                                  -       -     90      -
within  one
  year in                           83       -    149      -
  the second
  to fifth years
inclusive
                                 18       -      -      -
 after  five
 years
                            ------- ------- ------ ------
                                101        -    239      -


Company

                                    Land and
                                    building         Other
                               1997    1996   1997   1996
                               `000    `000   `000   `000

Operating
leases which
expire:
                                  -       -      1      -
within one
 year

                                  -       -     14      -
in the second
    to
 fifth years
inclusive
                                 19       -      -      -
 after  five
 years
                            ------- -------- ------ ------
                                 19       -     15      -

25.                Contingent liabilities

Company

There is a group VAT registration in place covering the company, Paragon Payphones Limited and The Public Telephone Company Limited.

METEOR TECHNOLOGY plc
(formerly Telecom Credit Europe PLC)

NOTES TO THE ACCOUNTS AT MAY 31, 1997
(continued)

26.                Reconciliation of net cash flow to movement in net funds

                                                1997   1996
                                                `000   `000

Increase                                         698    131
in cash
in the period

Cash                                            1485      -
inflow from
icrease in
  debt and
 lease financing
                                             -------- ------
Change                                         (787)    131
in net funds
resulting from
  cash flows

 Loans                                          (26)   (17)
  and finance
leases acquired
  with subsidiary
undertakings
   New                                          (31)      -
finance leases
  Loan                                         1,000      -
 stock cancelled in
  non- cash transaction
                                             -------- ------
Movement in                                      156    114
 net funds
in the period
  Net                                           114      -
 funds at
June 1
                                             -------- ------
   Net                                           270    114
 funds at May 31


Analysis of
   net funds:
                         At                              At
                       June                  Non-cash    May
                         1,                             31,
                       1996    Cash Acquisit transact   1997
                               flow    ions*    ions
                       `000    `000   `000    `000      `000

  Cash                  153     676        -       -    829
   at bank
Overdrafts             (22)      22        -       -      -
                     ------ ------- -------- -------- ------
                        131     698        -       -    829
Debt due
 after one                 - (1,494)     (16)   1,000  (510)
year

Debt due in
one year                 -       -     (10)       -   (10)

Finance                 (17)       9        -    (31)   (39)
leases
                     ------ ------- -------- -------- ------
                        114   (787)     (26)     969    270

     *excluding cash and overdraft

METEOR TECHNOLOGY plc
(formerly Telecom Credit Europe PLC)

NOTES TO THE ACCOUNTS AT MAY 31, 1997
(continued)

27. Major non-cash transactions

(i) During the year Meteor Technology plc acquired the rights to distribute DigiPhone internet telephony software in the UK, Ireland and the rest of the world (i.e. excluding the USA, Canada and the Rest of Europe) from Camelot Corporation for 1.379 million British pounds. Of this consid-
eration, 75K British pounds was paid in cash, the remainder of 1,3041 British pounds was settled by the issue of convertible loan stock.

(ii) During the year Meteor Technology plc sold the USA and Canadian rights to its PCAMS and telephone software to Camelot Corporation for 2.5
 British pounds million. The consideration for these rights was satis-fied by the cancellation of 2 million British pounds of convertible loan stock and 0.5 million British pounds by the issue to the company of 3,238,400 new common shares in Camelot Corporation.

(iii) During the year Meteor Technology plc converted 304K British pounds of convertible loan stock held by Camelot Corporation into 800,000 ordinary 1 pence shares at a price of 38 pence each.

(iv) During the year Meteor Technology plc issued 300,000 ordinary 1 pence shares at a price of approximately 23 pence each in settlement of the provision or the rent arrears and rent guarantee called by the landlord of the premises previously occupied by Telecredit Telekommunications GmbH.

(v) Part of the consideration for the purchases of subsidiary undertakings that occurred during the year comprised shares. (See notes 12(b) and 23(a)).

18.  Related party transactions

The  company's  immediate parent undertaking is Alexander Mark  Investments
(USA) Inc., which is incorporated and publicly listed in the United States of America. It has included the company in its group accounts, copies of which may be obtained from 17770 Preston Road, Dallas, Texas, United States of America.

During  the year the transactions set out in notes 18(a), 27(i),  (ii)  and
ii) took place with Camelot Corporation, which during the year became the immediate parent of Alexander Mark Investment (USA) Inc..

In the directors' opinion the company's ultimate parent company and Controlling party is Adina Inc., which is incorporated and publicly listed in the United States of America. Copies of its group accounts, which include the company, are available from 17770 Preston Road, Dallas, Texas, United States of America. D Wettreich is the Chairman and a Director of Adina Inc..